EXHIBIT 10.5



                            AGREEMENT BY AND BETWEEN
                              Goleta National Bank
                               Goleta, California
                                      and
                  The Office of the Comptroller of the Currency

     Goleta National Bank, Goleta, California (Bank) and the Comptroller of the Currency of the United States of America (Comptroller) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

     The Comptroller, through his National Bank Examiner, has examined the Bank, and his findings are contained in the Report of Examination dated July 6, 1999
(ROE).

     In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (Board), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.


                                    ARTICLE I

                                  JURISDICTION
                                  ------------

     (1) This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C, Sec. 1818(b)(1).

     (2) This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. Sec. 18l8(e)(1) and 12 U.S.C. Sec. 1818(i)(2).

     (3) This Agreement shall be construed to be a "formal written agreement" within the meaning of 12 C.F.R. Sec. 5.51(c)(6)(ii). See 12 U.S.C.
                                                                ---
Sec. 1831i.

     (4) This Agreement shall be construed to be a "written agreement" within the meaning of 12 U.S.C. Sec. 1818(u)(1)(A).

                                   ARTICLE II

                          PROGRESS REPORTING - MONTHLY
                          ----------------------------

     (1) The Board shall submit monthly progress reports to the Director for Special Supervision/Fraud, Mail Stop 6-4, 250 E. Street, SW, Washington, DC 20219. These reports shall set forth in detail:

          (a) actions taken since the prior progress report to comply with each Article of the Agreement;

          (b)  results of those actions; and

          (c) a description of the actions needed to achieve full compliance with each Article of this Agreement.

     (2) The progress reports should also include any actions initiated by the Board and the Bank pursuant to the criticisms and comments in the Report of Examination or in any future Report of Examination.

     (3) The first progress report shall be submitted for the period ending April 30, 2000 and will be due within fifteen (15) days of that date. Thereafter, progress reports will be due within fifteen (15) days after the month end.

                                   ARTICLE III

                                 CONCENTRATIONS
                                 --------------

     (1) Within thirty (30) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written asset diversification program consistent with 12 C.F.R. Sec. 34, OCC


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Bulletin 99-38, and OCC Banking Circular 255. The program shall include, but not necessarily be limited to, the following:

          (a) a review of the balance sheet to identify any concentrations of credit;

          (b) a written analysis of any concentration of credit identified above in order to identify and assess the inherent credit, liquidity, and interest rate risk;

          (c) policies and procedures to control and monitor concentrations of credit;

          (d) an action plan approved by the Board to reduce the risk of any concentration deemed imprudent in the above analysis; and

          (e) specific plans to reduce the HLTV concentration, exclusive of loans brought back from the securitizations, to 100% of capital by September 30, 2000.

     (2) For purposes of this Article, a concentration of credit is as defined in Section 216 of the Comptroller's Handbook for National Bank
                              ----------------------------------------
Examiners.
----------

     (3) The Board shall ensure that future concentrations of credit are subjected to the analysis required by subparagraph (b) and mat the analysis demonstrates that the concentration will not subject the Bank to undue credit or interest rate risk.

     (4) The Board shall forward a copy of the written asset diversification program and any analysis performed on existing or potential concentrations of credit to the Director for Special Supervision/Fraud immediately following the review.

     (5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article,


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                                   ARTICLE IV

                        CAPITAL PLAN AND HIGHER MINIMUMS
                        --------------------------------

     (1) The Bank shall achieve by September 30, 2000 and thereafter maintain the following capital levels (as defined in 12 C.F.R. Part 3):

          (a) Total capital at least equal to twelve percent (12%) of risk-weighted assets;

          (b) Tier 1 capital at least equal to seven percent (7%) of adjusted total assets.

     (2) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three year capital program. The program shall include:

          (a) specific plans for the maintenance of adequate capital that may in no event be less than the requirements of paragraph (1);

          (b) projections for growth and capital requirements based upon a detailed analysis of the Bank's assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

          (c) projections of the sources and timing of additional capital to meet the Bank's current and future needs;

          (d) the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank's needs;

          (e) contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

          (f) a dividend policy that permits the declaration of a dividend only:

               (i) when the Bank is in compliance with its approved capital program;

               (ii) when the Bank is in compliance with 12 U.S.C. Sec. 56 and 60; and


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               (iii) with the prior written approval of the Director for Special

                     Supervision/Fraud.

     (3) Upon completion, the Bank's capital program shall be submitted to the Director for Special Supervision/Fraud for approval. Upon approval by the Director for Special Supervision/Fraud, the Bank shall implement and adhere to the capital program. The Board shall review and update the Bank's capital program on an annual basis, or more frequently if necessary. Copies of the reviews and updates shall be submitted to the Director for Special Supervision/Fraud.

     (4) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                    ARTICLE V

                               GROWTH RESTRICTIONS
                               -------------------

     (1) The Bank shall not permit its average total assets during any calendar quarter to exceed its average total assets during the preceding calendar quarter unless:

          (a) the Bank's capital restoration program pursuant to Article IV has been accepted and approved by the Director for Special Supervision and Fraud; and

          (b) any increase in total assets is consistent with the strategic and capital plans submitted pursuant to this Agreement.


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                                   ARTICLE VI

                       ALLOWANCE FOR LOAN AND LEASE LOSSES
                       -----------------------------------

     (1) The Board shall review the adequacy of the Bank's Allowance for Loan and Lease Losses (Allowance) and shall establish a program for the maintenance of an adequate Allowance. This review and program shall be designed in light of the comments on maintaining a proper Allowance found in the Allowance for Loan and Lease Losses booklet of the Comptroller's Handbook, and
                                                   ----------------------
shall focus particular attention on the following factors:

          (a)  results of the Bank's internal loan review;

          (b)  results of the Bank's external loan review;

          (c)  an estimate of inherent loss exposure on each significant credit;

          (d)  loan loss experience;

          (e)  trends of delinquent and nonaccrual loans;

          (f)  concentrations of credit in the Bank; and

          (g)  present and prospective economic conditions.

     (2) The program shall provide for a review of the Allowance by the Board at least once each calendar quarter. Any deficiency in the Allowance shall be remedied in the quarter it is discovered, prior to the filing of the Consolidated Reports of Condition and Income, by additional provisions from earnings. Written documentation shall be maintained indicating the factors considered and conclusions reached by the Board in determining the adequacy of the Allowance.

     (3) A copy of the Board's program shall be submitted to the Director for Special Supervision/Fraud for review.


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     (4)     The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                   ARTICLE VII

                      BOARD TO ENSURE COMPETENT MANAGEMENT
                      ------------------------------------

     (1) Within sixty (60) days, the Board shall ensure that the Bank has competent management in place on a full-time basis in its senior executive positions to carry out the Board's policies, ensure compliance with this Agreement, applicable laws, rules and regulations, and manage the day-to-day operations of the Bank in a safe and sound manner.

     (2) Within sixty (60) days, the Board shall review the capabilities of the Bank's management to perform present and anticipated duties and the Board will determine whether management changes should be made, including the need for additions to or deletions from current management.

     (3) For incumbent officers in the senior executive positions mentioned in Paragraph (1) of this Article, the Board shall within sixty (60) days assess each of these officers' experience, other qualifications and performance compared to the position's description, duties and responsibilities.

     (4) If the Board determines that an officer will continue in his/her position but that the officer's depth of skills needs improvement, the Board will within thirty (30) days of the assessment in Paragraph (3) of this Article, develop and implement a written program, with specific time frames, to improve the officer's supervision and management of the Bank. At a minimum the written program shall include:

          (a) an education program designed to ensure that the officer has skills and abilities necessary to supervise effectively;


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          (b)  a program to improve the effectiveness of the officer;

          (c) objectives by which the officer's effectiveness will be measured; and

          (d) a performance appraisal program for evaluating performance according to the position's description and responsibilities and for measuring performance against the Bank's goals and objectives.

Upon completion, a copy of the written program shall be submitted to the Director for Special Supervision/Fraud.

     (5) Prior to the appointment of any individual to an executive officer position, the Board shall submit to the Director for Special Supervision/Fraud the following information:

          (a) the information sought in the "Changes in Directors and Senior Executive Officers" booklet of the Comptroller's Corporate
                                                  -----------------------
               Manual, together with a legible fingerprint card for the proposed
               ------
               individual;

          (b) a written statement of the Board's reasons for selecting the proposed officer; and

          (c) a written description of the proposed officer's duties and responsibilities.

     (6) The Director for Special Supervision/Fraud shall have the power of veto over the employment of the proposed executive officer. However, the failure to exercise such veto power shall not constitute an approval or endorsement of the proposed officer.

     (7) The requirement to submit information and the prior veto provisions of this Article are based on the authority of 12 U.S.C. Sec. 1818(b)(6)(E) and do not require the Comptroller to complete his/her review and act on any such information or authority within ninety (90) days.


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                                  ARTICLE VIII

                                 STRATEGIC PLAN
                                 --------------

     (1) Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written strategic plan for the Bank covering at least a three-year period. The strategic plan shall establish objectives for the Bank's overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives and, at a minimum, include:

          (a) a mission statement that forms the framework for the establishment of strategic goals and objectives;

          (b) an assessment of the Bank's present and future operating environment;

          (c) the development of strategic goals and objectives to be accomplished over the short and long term;

          (d) an identification of the Bank's present and future product lines (assets and liabilities) that will be utilized to accomplish the strategic goals and objectives established in (1)(c) of this Article;

          (e) an evaluation of the Bank's internal operations, staffing requirements, board and management information systems and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under
               (1)(c) of this Article;

          (f) a management employment and succession program to promote the retention and continuity of capable management;


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          (g)  product line development and market segments that the Bank intends to promote or develop;

          (h) an action plan to improve bank earnings and accomplish identified strategic goals and objectives, including individual responsibilities, accountability and specific time frames;

          (i) a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan;

          (j) control systems to mitigate risks associated with planned new products, growth, or any proposed changes in the Bank's operating environment;

          (k) specific plans to establish responsibilities and accountability for the strategic planning process, new products, growth goals, or proposed changes in the Bank's operating environment; and

          (l) systems to monitor the Bank's progress in meeting the plan's goals and objectives.

     (2) Upon adoption, a copy of the plan shall be forwarded to the Director for Special Supervision/Fraud for review.

     (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.


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                                   ARTICLE IX

                                 RISK MANAGEMENT
                                 ---------------

     (1) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written risk management program to include, at a minimum, the following:

          (a) identification of existing credit, interest rate, liquidity, transaction, compliance, strategic, reputation, price, and foreign currency translation risks, and a written analysis of those risks;

          (b) action plans and time frames to reduce risks where exposure is high, particularly with regard to credit risk, which impacts directly on liquidity, compliance, strategic, and reputation risks, as more fully discussed in the Report of Examination;

          (c) policies, procedures or standards which limit the degree of risk the Board is willing to incur, consistent with the strategic plan and the Bank's financial condition. This includes analyzing and limiting the risks associated with any new lines of business which the Board undertakes. The procedures shall ensure that strategic direction and risk tolerances are effectively communicated and followed throughout the Bank and should describe the actions to be taken where noncompliance with risk policies is identified;

          (d) systems to measure and control risks within the Bank. Measurement systems should provide timely and accurate risk reports by customer, by department or division, and bankwide as appropriate; and


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          (e)  procedures to ensure that Bank employees have the necessary skills to supervise effectively the current and the new business risks within the Bank, and procedures to describe the actions to be taken to address deficiencies in staff levels and skills.

The risk management program shall be consistent with the Bank Supervision Process booklet, EP-SUP, of the Comptroller's Handbook.
                                ----------------------

     (2) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                    ARTICLE X

                                  CALL REPORTS
                                  ------------

     (1) Within sixty (60) days, the Board shall cause the Bank to refile amended Reports of Condition and Income for the periods ending December 31, 1998, March 31, 1999, June 30, 1999, September 30, 1999, and December 31, 1999
to reflect accounting adjustments surrounding the reversal of securitization accounting.

     (2) Within forty-five (45) days, the Board shall adopt and cause the Bank to implement policies and procedures, in accordance with the Instructions
                                                                  ------------
for Preparation of Consolidated Reports of Condition and Income, to ensure that
---------------------------------------------------------------
all official and regulatory reports filed by the Bank accurately reflect the Bank's condition as of the date that such reports are submitted. Thereafter the Board shall ensure Bank adherence to the policies and procedures adopted pursuant to this Article.

     (3) Upon completion of the policies, the Board shall submit a copy of the policies to the Director for Special Supervision/Fraud.


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     (4)     The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policies developed pursuant to this Article.

                                   ARTICLE XI

                           CONSUMER COMPLIANCE PROGRAM
                           ---------------------------

     (1) Within thirty (30) days, the Bank shall adopt, implement, and thereafter ensure adherence to a written consumer compliance program designed to ensure that the Bank is operating in compliance with all applicable consumer protection laws, rules and regulations. This program shall include, but not be limited to:

          (a) a written description of the duties and responsibilities of the compliance officer;

          (b) adequate internal controls to ensure compliance with consumer protection laws, rules, and regulations;

          (c) the preparation of a policies and procedures manual covering all consumer protection laws, rules and regulations for use by appropriate Bank personnel in the performance of their duties and responsibilities;

          (d) semiannual updates of the written policies and procedures manual to ensure it remains current;

          (e) an audit program to test for compliance with consumer protection laws, rules and regulations;

          (f) procedures to ensure that exceptions noted in the audit reports are corrected and responded to by the appropriate Bank personnel;


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          (g)  the education and training of all appropriate Bank personnel in the requirements of all federal and state consumer protection laws, rules and regulations; and

          (h) periodic reporting of the results of the consumer compliance audit to the Board or a committee thereof.

     (2) Upon adoption, a copy of the program shall be forwarded to the Director for Special Supervision/Fraud for review.

     (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                   ARTICLE XII

                                BANK SECRECY ACT
                                ----------------

     (1) Within thirty (30) days, the Board shall appoint a capable officer of the Bank who shall be vested with sufficient authority to monitor and ensure the Bank's compliance with the Bank Secrecy Act, suspicious activity reporting requirements, and the rules and regulations of the Office of Foreign Assets Control (OFAC). This compliance officer shall report directly to the Board and shall be completely independent of the Bank's management. This officer shall be responsible for the complete and timely filing of all reports required under the Bank Secrecy Act, as amended (31 U.S.C. Sec. 5311 - 5330) and the regulations promulgated thereunder at 31 C.F.R. Part 103, as amended (collectively referred to herein as the "Bank Secrecy Act"), and 12 C.F.R. Part 21, Subpart B, including but not limited to, Currency Transaction Reports (CTRs) and Suspicious Activity Reports (SARs).

     (2) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program of policies and procedures to ensure compliance with the


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Bank Secrecy Act and 12 C.F.R. Part 21, Subparts B and C. At a minimum, this written program shall establish:

          (a) a system of internal controls and independent testing and auditing to assure ongoing compliance with the Bank Secrecy Act and 12 C.F.R. Part 21, Subpart B;

          (b) operating procedures for the opening of new accounts and the monitoring of high risk accounts;

          (c) adequate controls and procedures to ensure that all suspicious transactions and large currency transactions are identified and reported. Procedures should be comprehensive as to all points of cash entry and exit;

          (d) procedures to ensure that records are maintained on monetary instrument transactions and funds transfers, as required by the Bank Secrecy Act; and,

          (e) a comprehensive training program for all appropriate operational and supervisory personnel to ensure their awareness of and compliance with the requirements of the Bank Secrecy Act and the Office of Foreign Assets Control (OFAC), including the currency reporting and monetary instrument and funds transfer recordkeeping requirements, and the reporting requirements associated with Suspicious Activity Reports (SARs) pursuant to 12 C.F.R. Part 21, Subpart B.

      (3) Upon completion, a copy of the program developed pursuant to this Article shall be submitted to the Director for Special Supervision/Fraud for review. In the event the Director for Special Supervision/Fraud recommends changes to the program, the Board shall immediately incorporate those changes into the program.


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     (4)     The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.

                                  ARTICLE XIII

                                ASSET VALUATIONS
                                ----------------

     (1) Within thirty (30) days and quarterly thereafter, the Bank shall document the support used to value loans held on its books, any servicing rights, and interest-only assets in accordance with accounting guidance. At a minimum, the valuations should include documentation supporting the values attributed to:

          (a)  the permanent and available for sale loan portfolios;

          (b) any interest-only strips, including validating all assumptions used and model methodology; and

          (c)  any deferred tax asset or deferred liability accounts.

     (2) A copy of the quarterly determination shall be submitted to the Director for Special Supervision/Fraud for review.

     (3) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.

                                   ARTICLE XIV

                     PRODUCTS AND SERVICES - EXISTING OR NEW
                     ---------------------------------------

     (1) Within sixty (60) days, the Board shall prepare a written analysis of the Payday Loan program which fully assesses the risks and benefits of this line of business. This analysis shall include an assessment of the Bank's controls, procedures, MIS and management of the Payday Loan operation, and shall tie directly to the Bank's strategic plan,


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     (2)     Prior to the Bank's involvement in any new products or services the
Board shall prepare a written analysis of said product or service. The analysis shall, at a minimum, include the following:

          (a) an assessment of the risks and benefits of the product or service to the Bank;

          (b) an explanation of how the product or service is consistent with the Bank's strategic plan;

          (c) an evaluation of the adequacy of the Bank's organizational structure, staffing, MIS, internal controls and written policies and procedures to identify, measure, monitor, and control the risks associated with the product or service; and

          (d) a profitability analysis, including growth projections and interest rate risk.

     (3) Prior to the Bank's involvement in the new product or service, a copy of the analysis shall be submitted to the Director for Special Supervision/Fraud.


                                   ARTICLE XV

                                VIOLATIONS OF LAW
                                -----------------

     (1) The Board shall immediately take ail necessary steps to ensure that Bank management corrects each violation of law, rule or regulation cited in the ROE and in any subsequent Report of Examination. The monthly progress reports required by Article II of this Agreement shall include the date and manner in which each correction has been effected during that reporting period.

     (2) Within thirty (30) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to specific procedures to prevent future violations as cited in the ROE and shall adopt, implement, and ensure Bank adherence to general procedures addressing compliance management which incorporate internal control systems and education of employees regarding laws, rules and regulations applicable to their areas of responsibility.

     (3) Within thirty (30) days of receipt of any subsequent Report of Examination which cites violations of law, rule, or regulation, the Board shall adopt, implement, and thereafter ensure Bank adherence to specific procedures to prevent future violations as cited in the ROE and shall adopt, implement, and ensure flank adherence to general procedures addressing compliance management which incorporate internal control systems and education of employees regarding laws, rules and regulations applicable to their areas of responsibility.

     (4) Upon adoption, a copy of these procedures shall be promptly forwarded to the Director for Special Supervision/Fraud.

     (5) The Board shall ensure that the Bank has policies, processes, personnel, and control systems to ensure implementation of and adherence to (the procedures developed pursuant to this Article.


                                  ARTICLE XVI

     (1) Although the Board has agreed to submit certain programs and reports to the Director for Special Supervision/Fraud for review or approval, the Board has the ultimate responsibility for proper and sound management of the Bank.

     (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him/her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.


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     (3)     Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Director for Special Supervision/Fraud for good cause upon written application by the Board.

     (4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

     IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his/her hand on behalf of the Comptroller.


/s/  Ronald G. Schneck                           3/23/00
-----------------------------------------        -----------------------
Ronald G. Schneck                                Date
Director for Special Supervision/Fraud
Special Supervision Division


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